Exhibit 99.01

PRESS RELEASE	SOURCE: WPCS International Incorporated

WPCS Reports 4th Quarter and FY2013 Results

EXTON, PA - (Marketwire - July 29, 2013) - WPCS International Incorporated (NASDAQ: WPCS), a leader in design-build engineering services for communications infrastructure, today announced financial results for the fiscal year 2013 ended April 30, 2013. For the year ended April 30, 2013, the company generated consolidated EBITDA of approximately $818,000, on revenue of $42.3 million. This compares to an EBITDA loss of $12.2 million on $65.5 million in for the same period in the prior year. For the fourth quarter of fiscal year 2013 ended April 30, 2013, due primarily to project delays, the company generated a $311,000 EBITDA loss on revenue of $9.4 million. This compares to an EBITDA loss of $7.9 million on revenue of $12.0 million for the same period a year ago. WPCS currently has a backlog of $26.4 million in orders to fulfill and a bid list of $60.7 million in potential projects.

For the fourth quarter and year ended April 30, 2013, WPCS recorded a goodwill impairment charge of approximately $1.9 million, as the company determined that the carrying value of its Australia Operations exceeded the fair value. The company emphasized that this impairment charge is a non-cash charge and will have no impact on the operating cash flow or working capital of the company. In connection with the completion of the $4 million senior secured convertible note financing facility on December 5, 2012, the conversion features of the notes and the common stock warrants issued are considered derivative financial instruments that are accounted for as a note discount with each being a derivative liability. WPCS is required to determine the fair value of these liabilities, with the changes in fair value recorded in the financial results each period as a non-cash charge or gain. For the fourth quarter and year ended April 30, 2013, WPCS recorded non-cash charges of approximately $2.7 million and $4.1 million respectively, for the amortization of note discounts and change in fair value of the derivative liabilities. These are also non-cash charges and do not affect the operating cash flow or working capital of the company.

For the fourth quarter of fiscal year 2013 ended April 30, 2013, WPCS reported a net loss of approximately $6.2 million or $6.23 per diluted share, which includes the aforementioned non-cash charges as well as a non-cash charge of $2.3 million related to valuation allowances for deferred taxes. This compares to a net loss of $8.5 million or $8.58 per diluted share, for the same period one year ago, which includes a loss from discontinued operations for the Hartford and Lakewood Operations of approximately $777,000, or $0.78 per diluted share.

For fiscal year 2013 ended April 30, 2013, WPCS reported a net loss of approximately $6.9 million, or $6.95 per diluted share, which includes the aforementioned non-cash charges, and includes income from discontinued operations for the Hartford and Lakewood Operations of approximately $1.2 million, or $1.17 per diluted share. This compares to a net loss of $20.5 million or $20.68 per diluted share, for the same period one year ago, which includes a non-cash charge of $6.6 million related to valuation allowances for deferred taxes and a loss from discontinued operations of approximately $3.9 million, or $3.90 per diluted share related to the sale of the Hartford, Lakewood, St. Louis and Sarasota Operations.

Andrew Hidalgo, CEO of WPCS, commented, “We are pleased to report that fiscal year 2013 was successful and a significant turnaround from the prior fiscal year. The management team worked diligently to mitigate the past project losses and improve the efficiency of the organization so that we could post positive EBITDA. The company looks forward to building on this momentum for fiscal year 2014.”

As a reminder, there will be an investor conference call at 5:00 pm ET today. To participate on the conference call, please dial 800-875-3456 for calls within the U.S. or 302-607-2001 for calls from international locations. Upon reaching the operator, verbally transmit the participant code VH40215. When the overview concludes, your questions can be asked by pressing *1 and your questions can be removed from the queue by pressing the number sign. Replays of the call will be available for a period of five days by dialing 800-355-2355 and entering 40215 # as the program identification number.

About WPCS International Incorporated:

WPCS is a design-build engineering company that focuses on the implementation requirements of communications infrastructure. The company provides its engineering capabilities including wireless communication, specialty construction and electrical power to the public services, healthcare, energy and corporate enterprise markets worldwide. For more information, please visit www.wpcs.com

Statements about the company's future expectations, including future revenue and earnings and all other statements in this press release, other than historical facts, are "forward looking" statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward looking statements involve risks and uncertainties and are subject to change at any time. The company’s actual results could differ materially from expected results. In reflecting subsequent events or circumstances, the company undertakes no obligation to update forward looking statements.

CONTACT:

WPCS International Incorporated

610-903-0400 x104

ir@wpcs.com

The press release references a financial measure, EBITDA that is not in accordance with GAAP. WPCS defines EBITDA in the traditional sense of earnings before interest, income taxes, depreciation and amortization but in addition, WPCS has incurred one-time charges (credits) for the (gain) loss from discontinued operations and the strategic alternatives effort as well as non-cash charges from changes in fair value of derivative liabilities, deferred tax asset valuation allowances, acquisition related earn-out costs and goodwill impairments. These charges are also excluded from the EBITDA calculation so that the company can provide a more meaningful perspective on the results for the continuing operations. The company uses EBITDA to evaluate its operating and financial performance in light of business objectives, for planning purposes, when publicly providing our business outlook and to facilitate period-to-period comparisons. The company believes that this measure is useful to investors because it enhances investors' ability to review the Company's business from the same perspective as our management and to facilitate comparisons of this period's results with prior periods. Non-GAAP measures are used at times by investors to assess the ongoing financial performance of the company. These financial measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. The presentation of the additional information should not be considered a substitute for net income (loss) or net income (loss) per diluted share prepared in accordance with GAAP. The primary material limitations associated with the use of non-GAAP measures as compared to the most directly comparable GAAP financial measures are (i) they may not be comparable to similarly titled measures used by other companies in our industry, and (ii) they exclude financial information that some may consider important in evaluating our performance. Pursuant to the Requirements of Regulation G, WPCS has included a reconciliation of EBITDA to the most directly comparable GAAP financial measure.

WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Years Ended
	April 30,		April 30,
	2013	2012	2013	2012
		(Note 1)		(Note 1)
REVENUE	$9,426,821	$11,968,914	$42,328,675	$65,462,157

COSTS AND EXPENSES:
Cost of revenue	6,505,910	16,207,526	29,948,760	63,504,085
Selling, general and administrative expenses	3,231,465	3,689,700	11,562,370	14,102,129
Depreciation and amortization	327,114	439,128	1,332,169	1,775,672
Goodwill and intangible assets impairment	1,936,059	20,167	1,936,059	20,167
Change in fair value of acquisition-related contingent consideration	-	-	-	83,628

	12,000,548	20,356,521	44,779,358	79,485,681

OPERATING LOSS	(2,573,727)	(8,387,607)	(2,450,683)	(14,023,524)

OTHER EXPENSE (INCOME):
Interest expense	794,778	264,926	2,124,833	845,502
Change in fair value of derivative liabilities	2,000,674	-	2,703,248	-
Interest income	(36,550)	5,133	(54,620)	(54,245)

Loss from continuing operations before income tax provision	(5,332,629)	(8,657,666)	(7,224,144)	(14,814,781)

Income tax provision	877,705	(787,587)	758,144	1,876,476

LOSS FROM CONTINUING OPERATIONS	(6,210,334)	(7,870,079)	(7,982,288)	(16,691,257)
Discontinued operations
Loss from operations of discontinued operations, net of	106,027	(772,048)	(589,619)	(2,845,677)
tax provision of $4,491 and $2,646,224, respectively
(Loss) gain from disposal	(69,953)	(5,100)	1,756,586	(1,032,737)

Income (loss) from discontinued operations	36,074	(777,148)	1,166,967	(3,878,414)

CONSOLIDATED NET LOSS	(6,174,260)	(8,647,227)	(6,815,321)	(20,569,671)

Net income attributable to noncontrolling interest	12,484	(118,400)	95,406	(21,840)

NET LOSS ATTRIBUTABLE TO WPCS	($6,186,744)	($8,528,827)	(6,910,727)	($20,547,831)
Basic and diluted net loss per common share attributable to WPCS:
Loss from continuing operations attributable to WPCS	($6.26)	($7.80)	($8.12)	($16.78)
Income (loss) from discontinued operations attributable to WPCS	$0.04	($0.78)	$1.17	($3.90)
Basic and diluted net loss per common share attributable to WPCS	($6.23)	($8.58)	($6.95)	($20.68)

Basic and diluted weighted average number of common shares outstanding	993,538	993,538	993,538	993,538

(1) The prior year financial statements contain certain reclassifications to present discontinued operations and to conform to current presentation.

WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	April 30,	April 30,
ASSETS	2013	2012

CURRENT ASSETS:

Cash and cash equivalents	$1,410,223	$811,283
Restricted cash	1,869,178	-
Accounts receivable, net of allowance of $1,427,308 and $1,794,729 at
April 30, 2013 and 2012, respectively	8,363,089	22,343,304
Costs and estimated earnings in excess of billings on uncompleted contracts	1,148,855	1,340,379
Deferred contract costs	1,597,894	1,816,116
Inventory	-	1,475,266
Prepaid expenses and other current assets	204,492	326,075
Prepaid income taxes	2,185	137,279
Deferred tax assets	-	307,550
Total current assets	14,595,916	28,557,252

PROPERTY AND EQUIPMENT, net	3,053,455	4,309,450

OTHER INTANGIBLE ASSETS, net	250,632	382,852

GOODWILL	-	1,930,826

DEFERRED TAX ASSETS	-	243,999

OTHER ASSETS	244,963	371,020

Total assets	$18,144,966	$35,795,399

WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (continued)

LIABILITIES AND EQUITY	April 30,	April 30,
	2013	2012

CURRENT LIABILITIES:

Current portion of loans payable	$43,942	$143,514
Borrowings under line of credit	-	4,964,140
Senior secured convertible notes, net of debt discount	1,111,111	-
Derivative liability - senior secured convertible notes	3,088,756	-
Current portion of capital lease obligations	-	15,465
Accounts payable and accrued expenses	4,764,487	16,669,621
Billings in excess of costs and estimated earnings on uncompleted contracts	1,642,501	3,594,193
Deferred revenue	113,503	790,270
Due joint venture partner	-	3,314,708
Other payable	1,743,986	-
Short-term bank loan	2,432,205	-
Income taxes payable	139,557	194,963
Total current liabilities	15,080,048	29,686,874

Loans payable, net of current portion	133,838	223,561
Derivative liability - warrants	3,858,508	-
Total liabilities	19,072,394	29,910,435

COMMITMENTS AND CONTINGENCIES

EQUITY:

WPCS EQUITY:
Preferred stock - $0.0001 par value, 5,000,000 shares authorized, none issued	-	-
Common stock - $0.0001 par value, 14,285,715 shares authorized, 993,538
shares issued and outstanding at April 30, 2013 and 2012	99	99
Additional paid-in capital	50,844,183	50,478,139
Accumulated deficit	(54,054,389)	(47,143,662)
Accumulated other comprehensive income on foreign currency translation	1,433,541	1,433,066

Total WPCS equity (deficit)	(1,776,566)	4,767,642

Noncontrolling interest	849,138	1,117,322
Total equity (deficit)	(927,428)	5,884,964

Total liabilities and equity	$18,144,966	$35,795,399

Reconciliation of GAAP to Non-GAAP Financial Measure (Unaudited)

(1) Reconciliation of Non-GAAP EBITDA as Adjusted:

	Three Months Ended		Years Ended
	April 30,		April 30,
	2013	2012	2013	2012

NET LOSS ATTRIBUTABLE TO WPCS, GAAP	($6,186,744)	($8,528,827)	($6,910,727)	($20,547,831)

Plus:
Net income (loss) attributable to noncontrolling interest	12,484	(118,400)	95,406	(21,840)
(Income) Loss from discontinued operations, net of tax	(106,027)	772,048	589,619	2,845,677
Loss (gain) from disposal of discontinued operations	69,953	5,100	(1,756,586)	1,032,737
Income tax (benefit) provision	877,705	(787,587)	758,144	1,876,476
Interest expense	794,778	264,926	2,124,833	845,502
Change in fair value of derivative liabilities	2,000,674	-	2,703,248	-
Interest income	(36,550)	5,133	(54,620)	(54,245)
Change in fair value of acquisition-related contingent consideration	-	-	-	83,628
One time strategic costs	-	13,402	-	(45,346)
Goodwill and intangible assets impairment	1,936,059	20,167	1,936,059	20,167
Depreciation and amortization	327,114	439,128	1,332,169	1,775,672

Consolidated EBITDA, as adjusted, Non-GAAP	$(310,554)	$(7,914,910)	$817,545	$(12,189,403)